Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 22, 2011, with respect to the financial statements and supplemental schedule included in the Annual Report of Books-A-Million, Inc. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Books-A-Million, Inc. on Form S-8 (File No. 333-34384, effective April 7, 2000).

    /s/ GRANT THORNTON LLP

Atlanta, Georgia
February 22, 2011